EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Christian S. Schade, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Medarex, Inc. on Form 10-Q for the three months ended March 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report of Medarex, Inc. on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Medarex, Inc.

Date: May 7, 2007	By:	/s/ CHRISTIAN S. SCHADE
	Name	Christian S. Schade
	Title:	Senior Vice President and Chief Financial Officer

Signed originals of these written statements required by Section 906, or other documents authenticating, acknowledging or otherwise adopting the signatures that appear in typed form within the electronic version of these written statements required by Section 906, have been provided to Medarex, Inc. and will be retained by Medarex, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification is being furnished pursuant to Rule 15(d) and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act (15 U.S.C. 78r), or otherwise subject to the liability of that section. This Certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.